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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 of our reports dated March 23, 2001 except for Note 16 as to which the date is March 30, 2001 relating to the financial statements and financial statement schedules of Odyssey America Reinsurance Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Financial Data" and "Selected Financial Data" in such Registration Statement.


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PricewaterhouseCoopers LLP

New York, New York

June 13, 2001